Exhibit 10.43

FOURTH AMENDMENT

OF THE

H.B. FULLER COMPANY

DEFINED CONTRIBUTION RESTORATION PLAN

(As Amended and Restated Effective January 1, 2008)

H.B. Fuller Company (the “Company”) has adopted the H.B. Fuller Company Defined Contribution Restoration Plan (the “Plan”) and maintains the Plan, as amended and restated. The Company, acting through the Compensation Committee of the Board of Directors, pursuant to Sections 9.1 and 11.1.3 of the Plan, has approved and adopted the following Plan amendment, and has directed the Vice President of Human Resources to execute such amendment. In response to changes made to section 162(m) of the Code by the Tax Cuts and Jobs Act of 2017, the Plan is hereby amended as follows:

1.  Code §162 Delay. Effective December 1, 2020, Section 7.4.2 of the Plan is deleted in its entirety.

2.  Savings Clause. Save and except as hereinabove expressly amended, the Plan statement shall continue in full force and effect.

Dated: December 2, 2020	H.B. Fuller Company

	By:	/s/ Nathan Weaver

	Its:	Vice President, Human Resources